UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 11, 2017

Park-Ohio Holdings Corp.
(Exact name of registrant as specified in its charter)

Ohio	000-03134	34-1867219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 947-2000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
Park-Ohio Holdings Corp. (the “Company”) held its Annual Meeting of Shareholders on May 11, 2017. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of the Shareholders are set forth below.

Proposal 1. The shareholders elected Edward F. Crawford, John D. Grampa and Dan T. Moore III as directors of the Company to serve until the 2020 Annual Meeting of the Shareholders. The voting results were as follows:

Director Nominee	For	Withheld	Broker Non-Vote
Edward F. Crawford	10,347,486	441,983	1,096,276
John D. Grampa	10,702,456	87,013	1,096,276
Dan T. Moore III	10,307,035	482,434	1,096,276

Proposal 2. The shareholders approved the ratification of the selection of Ernst & Young LLP as the Company’s independent public accounting firm for 2017. The voting results were as follows:

For	Against	Abstain
11,685,548	199,564	633

Proposal 3. The shareholders approved, on an advisory basis, named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
8,008,130	2,772,565	8,774	1,096,276

Proposal 4. The shareholders recommended, on an advisory basis, the holding of the advisory vote on named executive officer compensation every three years. The voting results were as follows:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Vote
3,761,088	10,411	6,891,113	126,857	1,096,276
The Company will hold advisory votes on named executive officer compensation every three years until the next vote on the frequency of the shareholder advisory vote on named executive officer compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.
(Registrant)

Dated:	May 12, 2017	/s/ Robert D. Vilsack
Robert D. Vilsack
Secretary and Chief Legal Officer